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                                 EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Netpliance, Inc.:


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2000 related to the financial statements of Netpliance, Inc. as of December 31, 1999 and for the period from January 12, 1999 (inception) through December 31, 1999, which report is included in the Netpliance, Inc. Registration Statement on Form S-1, dated March 17, 2000 (File Number 333-93545).


                                                    KPMG LLP


Austin, Texas
April 18, 2000